UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2013
Date of Report (Date of Earliest Event Reported)

ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433 (Address of principal executive offices, including zip code)

952-943-6000 (Registrant's telephone number, including area code)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 7, 2013, Catherine Dunleavy, a director of ValueVision Media, Inc. (the “Company”), resigned as a member of the Company’s Board of Directors (the “Board”) effective immediately.  Ms. Dunleavy informed the Company that her resignation was due to increasing time demands associated with additional responsibilities she assumed in connection with her role as Executive Vice President and Chief Financial Officer of NBCU Cable Entertainment.  Ms. Dunleavy did not resign due to any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices or otherwise.

(d)

On May 7, 2013, the Board appointed Robert S. Pick as a director of the Company, effective immediately.  Mr. Pick fills a vacancy created by the resignation of Ms. Dunleavy as described above.  He was appointed to serve until the Company’s next annual meeting of shareholders in 2013 (“Annual Meeting”) or until his successor is duly elected and qualified.  The Board has not appointed Mr. Pick to serve on any committees of the Board, nor has made any determination of any committees on which Mr. Pick is expected to serve when committees are assigned after the Annual Meeting.

Mr. Pick was nominated by GE Capital Equity Investments, Inc. (“GE Equity”) pursuant to the terms of our Amended and Restated Shareholders Agreement dated as of February 25, 2009 (the “Shareholders Agreement”) with GE Equity and NBC Universal, Inc. (“NBCU”).  In connection with the January 2011 transfer of its ownership in NBCU to NBC Universal, LLC (“NBCUniversal”), GE Equity agreed with Comcast Corporation (“Comcast”), the parent corporation of NBCUniversal, that, so long as GE Equity is entitled to appoint two members to our board of directors, NBCU will be entitled to retain a board seat provided that NBCU beneficially owns at least 5% of our adjusted common stock, as calculated in the Shareholders Agreement.  Mr. Pick was nominated by Comcast to replace Ms. Dunleavy on the Board pursuant to the terms of this arrangement.  Additional information regarding the arrangements among the Company, GE Equity, Comcast, NBCU and NBCUniversal is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2013, filed with the Securities and Exchange Commission on March 28, 2013.

There are no current or proposed transactions in which Mr. Pick or any related person of Mr. Pick has an interest that are required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.  Pursuant to the terms of the Shareholders Agreement, Mr. Pick will not receive compensation for his service as a director.

Mr. Pick currently serves as the Senior Vice President of Corporate Development of Comcast and has been with Comcast since October 1989.  Prior to joining Comcast, Mr. Pick held various financial positions with Bell Atlantic and worked for KPMG Peat Marwick for ten years as a certified public accountant.

Item 8.01  Other Events.

On May 9, 2013, the Company issued a press release announcing the resignation of Ms. Dunleavy from the Board and the appointment of Mr. Pick to fill the vacancy on the Board created by Ms. Dunleavy’s resignation.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated May 9, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2013	VALUEVISION MEDIA, INC. /s/ Teresa Dery
Teresa Dery
Senior Vice President and General Counsel

EXHIBIT INDEX

No.	Description	Manner of Filing

99.1	Press Release dated May 9, 2013	Filed Electronically